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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Owens & Minor Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Owens & Minor, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on Friday, April 30, 2010

The Proxy Statement and Annual Report/Form 10-K and other proxy materials are available at: http://www.proxyvoting.com/omi

This communication presents only an overview of the more complete proxy materials that are available to you on the internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

OWENS & MINOR, INC.	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 16, 2010 to facilitate timely delivery.

TO REQUEST PAPER COPIES OF PROXY MATERIALS:

(please reference your 11-digit control number when requesting materials)

Telephone: 1-888-313-0164

(outside of the U.S and Canada call 201-680-6688)

Email: shrrelations@bnymellon.com

(you must reference your 11-digit control number in your email)

Internet: http://www.proxyvoting.com/omi

By electing to receive printed materials, your preference for future proxy mailings will be kept on our file.

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE This is not a proxy card. You cannot use this notice to vote your shares.

Dear Owens & Minor, Inc. Shareholder:

The 2010 Annual Meeting of Shareholders of Owens & Minor, Inc. (the “Company”) will be held at the corporate headquarters of the Company, 9120 Lockwood Boulevard, Mechanicsville, Virginia 23116, on Friday, April 30, 2010, at 10:00 a.m. (EDT).

Proposals to be considered at the Annual Meeting:

(1)	Election of the 12 directors named in the Company’s 2010 proxy statement, each for a one-year term and until their respective successors are elected;

(2)	Re-approval of performance goals under the Owens & Minor, Inc. 2005 Stock Incentive Plan;

(3)	Approval of an amendment to increase the individual incentive award limit under the Owens & Minor, Inc. 2005 Stock Incentive Plan;

(4)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2010.

Management recommends a vote “FOR” Items 1 through 4.

The Board of Directors has fixed the close of business on March 9, 2010 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

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Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting.

Meeting Location:

Owens & Minor, Inc, Corporate Headquarters

9120 Lockwood Boulevard

Mechanicsville, Virginia 23116

You can find directions to the Annual Meeting at: www.owens-minor.com.

The following materials are available for you to review online:

•	the Company’s 2010 Proxy Statement (including all attachments thereto);
•	the Proxy Card;
•	the Company’s Annual Report and Form 10-K for the year ended December 31, 2009 (which is not deemed to be part of the official proxy soliciting materials); and
•	any amendments to the foregoing materials that are required to be furnished to shareholders.

To request a paper copy of the Proxy Materials:

(you must reference your 11-digit control number located on the reverse side of this form)

Telephone: 1-888-313-0164 (outside of the U.S. and Canada call 201-680-6688)

Email: shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)

Internet: http://www.proxyvoting.com/omi

The Proxy Materials for Owens & Minor, Inc. are available to review at:

http://www.proxyvoting.com/omi

Have this notice available when you want to view your proxy materials online, when you want to vote your proxy electronically, or if you want to request a paper copy of the proxy materials.

HOW TO VOTE BY INTERNET

We encourage you to review the proxy materials online before voting.

Use the Internet to vote your shares. On the landing page of the above web site in the box labeled “To Vote Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares. Have this notice in hand when you access the web site.

You will need to reference the 11digit control number located on the reverse side.

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